EXECUTION COPY
Exhibit 10.1
April 12, 2022

JANA Partners LLC
1330 Avenue of the Americas, 31st Floor
New York, New York 10019

Re: TreeHouse Foods, Inc.

Ladies and Gentlemen:

This letter agreement is by and between JANA Partners LLC, a Delaware limited liability company (“JANA”), and TreeHouse Foods, Inc., a Delaware corporation (the “Company”).

Immediately upon execution of this letter agreement, the Company’s board of directors (the “Board”) shall take all necessary action to appoint Scott Ostfeld (“Mr. Ostfeld”) as a director of the Board of the Company in Class III for a term expiring at the 2023 annual meeting of the Company’s stockholders, and such appointment shall be announced in a press release in the form attached hereto as Exhibit A.

Concurrently with the parties’ entry into this letter agreement, Mr. Ostfeld shall have delivered to the Company an executed director resignation letter and JANA shall have delivered to the Company an executed confidentiality agreement, each in the forms previously agreed to by the parties.

[Signature page follows]

If the terms hereof are in accordance with your understanding, please sign below, and this letter agreement will constitute a binding agreement between the parties.
TREEHOUSE FOODS, INC.
By:    /s/ Steven Oakland
    Name:    Steven Oakland
    Title:    Chief Executive Officer and President

Acknowledged and agreed to as of the date first written above:
JANA PARTNERS LLC
By:    /s/ Barry Rosenstein
    Name:    Barry Rosenstein
    Title:    Managing Partner

Exhibit A

TreeHouse Foods Names Scott Ostfeld to Board of Directors

OAK BROOK, Ill., April 12, 2022 /PRNewswire/ -- TreeHouse Foods, Inc. (“TreeHouse Foods” or the “Company”) (NYSE: THS) today announced the appointment of Scott Ostfeld, Partner of JANA Partners LLC and Co-Portfolio Manager of its engaged investing strategy JANA Strategic Investments, to the TreeHouse Foods Board of Directors. The appointment is in connection with an agreement with JANA Partners LLC (“JANA”), which owns approximately 9.2% of TreeHouse Foods’ outstanding common stock.

“The TreeHouse Board and JANA share a common appreciation regarding the opportunity for TreeHouse Foods, and we are united behind the shared goal of enhancing value for our stockholders and other stakeholders,” said Ann M. Sardini, Chair of the Board. “As a shareholder, Scott understands our company and our industry well. His appointment to the Board follows continued, constructive engagement with JANA and reflects our commitment to pursuing the best path towards maximum value creation.”

Mr. Ostfeld commented, “TreeHouse Foods is an incredibly attractive company well-positioned to benefit from favorable secular tailwinds and with multiple avenues to unlock and drive shareholder value. I am appreciative of the Board’s continued engagement, and I am excited to work alongside Steve and all of the other TreeHouse Foods directors to enhance value for all stockholders.”

Steve Oakland, Chief Executive Officer and President, said, “Over the past several years, TreeHouse Foods has made meaningful progress against our strategic goals to support our customers, simplify our structure and enhance our supply chain as we capitalize on the strong, long-term demand for private-label food and TreeHouse Foods products. I welcome Scott to the Board and look forward to working with all of our directors as we continue to drive value for our customers and deliver improved results.”

Mr. Ostfeld will join the Board as a Class III director, with a term expiring at the TreeHouse Foods 2023 annual meeting of stockholders. Following his appointment, the TreeHouse Foods Board will be comprised of eleven directors.

In connection with the appointment of Mr. Ostfeld to the Board, TreeHouse Foods and JANA Partners have entered into an appointment agreement. A copy of the agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Scott Ostfeld

Mr. Ostfeld was previously a member of the Board of Directors of Conagra Brands, HD Supply Holdings and Team Health Holdings. Mr. Ostfeld has more than 17 years of experience investing in companies and driving shareholder value. He is a Partner of JANA Partners LLC and Co-

Portfolio Manager of JANA Strategic Investments, a strategy specializing in enhancing shareholder value through active engagement. Prior to joining JANA Partners in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. Mr. Ostfeld was previously an investment banker at Credit Suisse First Boston Corporation, where he worked on M&A and capital raising. He serves as a member of the advisory board of Columbia University’s Richman Center for Business, Law, and Public Policy. Mr. Ostfeld holds a B.A. from Columbia University, a J.D. from Columbia Law School and an M.B.A. from Columbia Business School.

About TreeHouse Foods

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label foods and beverages in North America. We operate in 29 product categories across two divisions and have approximately 40 production facilities across North America and Italy. Across our diverse portfolio, we have a private label leadership position in many categories and offer a range of better-for-you and nutritional solutions, such as items considered to be organic, or gluten-free, across nearly every category. Our purpose is to make high quality food and beverages affordable to all. Our mission is to create value as our customers' preferred manufacturing and distribution partner, providing thought leadership, superior innovation, and a relentless focus on execution.

Additional information, including TreeHouse's most recent Form 10-K, may be found at our website, http://www.treehousefoods.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “continue,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers, and employees; the success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; loss of key suppliers; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; disruptions resulting from the announcement of the exploration of strategic alternatives; changes in weather conditions, climate changes, and natural disasters; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this press release, to reflect any change in its expectations with regard thereto, or any other change in events, conditions, or circumstances on which any statement is based.

Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2022 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financials” section of the Company’s Investor Relations website at https://www.treehousefoods.com/investors or by contacting the Company’s Investor Relations department at 708.483.1331, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2022 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders, filed with the SEC on March 19, 2021. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Company’s 2022 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Contact Information

Media:
Bryan Locke / Liz Zale / Mike DeGraff
Sard Verbinnen & Co.
TreeHouse-SVC@sardverb.com

Investors:
PI Aquino
Vice President, Investor Relations
(708) 483-1331
ir@treehousefoods.com